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                                                                   Exhibit(e)(2)

                                   SCHEDULE B
                          TO THE DISTRIBUTION AGREEMENT
                         DATED AS OF SEPTEMBER 16, 2002
                   AS AMENDED AND RESTATED SEPTEMBER 17, 2003
                                     BETWEEN
                              SEI TAX EXEMPT TRUST
                                       AND
                        SEI INVESTMENTS DISTRIBUTION CO.


This Agreement shall apply with respect to portfolios of the Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust:


Intermediate-Term Municipal Fund
California Municipal Bond Fund
Massachusetts Municipal Bond Fund
New Jersey Municipal Bond Fund
New York Municipal Bond Fund
Pennsylvania Municipal Bond Fund
Tax Free Fund
Institutional Tax Free Fund
Pennsylvania Tax Free Fund
California Tax Exempt Fund
Massachusetts Tax Free Money Market Fund
Short Duration Municipal Fund